                                                                   EXHIBIT 10.23

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (this "Amendment") is made this 18th day of August 1997, by and between Aviation Group, Inc., a Texas corporation (the "Company"), and Paul Lubomirski, an individual resident of the State of Louisiana ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and Employee have heretofore entered into that certain Employment Agreement (the "Agreement"), dated as of March 1, 1996, pursuant to which the Company employed Employee as its President; and

         WHEREAS, the Company and Employee have mutually agreed to modify and amend the Agreement as hereinafter set forth to extend the term thereof;

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee do hereby agree that the Agreement shall be, and the same hereby is, amended and modified as follows:

         1. Section 1.1 of the Agreement is hereby amended to read in its entirety as follows: "For the term of employment as stated below, the Company hereby employs Employee as the President of its subsidiary, Pride Aviation, Inc., an Oklahoma corporation, to perform such duties as the Board of Directors of the Company (the "Board") shall from time to time prescribe."

         2. The first sentence of Section 2.1 of the Agreement shall be amended to read in its entirety as follows: "Subject to earlier termination as hereafter provided, the initial term of employment of Employee hereunder shall commence on the Effective Date and shall end on August 13, 2000."

         3. The Company and Employee hereby agree that all of the terms and conditions of the Agreement not expressly modified or amended by the terms of this Amendment are and will remain binding upon, and enforceable against, the parties hereto.

         EXECUTED as of the date first written above.


                                            AVIATION GROUP, INC.,
                                            a Texas corporation


                                            By: /s/ LEE SANDERS
                                               ---------------------------------

                                            Name: Lee Sanders
                                                 -------------------------------

                                            Title: Chairman and CEO
                                                  ------------------------------


                                            /s/ PAUL LUBOMIRSKI
                                            ------------------------------------
                                            Paul Lubomirski, Individually